                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE


               American Business Financial Services, Inc. Reports
                       Fiscal Third Quarter 2003 Earnings

                         Cash Dividend of $0.08 Declared

Bala Cynwyd, PA, May 1, 2003....American Business Financial Services, Inc.
(NASDAQ: ABFI), today announced results for the Company's third quarter of fiscal 2003, ended March 31, 2003. The Company reported record originations of $403.7 million during the third quarter, an increase of 22.8% over originations of $328.8 million for the prior year period. Revenues for the three months ended March 31, 2003 were $71.8 million versus $65.4 million for the comparable period in fiscal 2002. Net income for the quarter was $0.2 million ($0.06 per diluted share), compared to $1.8 million ($0.55 per diluted share) in the comparable period a year ago.

The decrease in earnings per share was primarily due to more challenging capital markets in executing this past quarter's $450 million securitization. Commenting on the third quarter, ABFI Executive Vice President and Chief Financial Officer, Albert W. Mandia, said, "ABFI's securitization revenue this quarter, as compared to the prior year third quarter, was negatively impacted by the higher pricing spreads required in the securitization market over benchmark interest rates, and by the lower interest rates charged on loans originated by the Company. Although the benchmark interest rates used to price securitizations declined from the prior year third quarter, and from our second quarter, geopolitical risks and market uncertainties maintained spreads over benchmark interest rates at high levels."

"Compared to the second quarter of fiscal 2003, this quarter's securitization revenue was negatively impacted by the lower interest rates charged on loans originated by the Company," Mandia continued. "The benefit of the declines in benchmark interest rates as compared to both prior quarterly periods was also offset by hedge losses."

Anthony J. Santilli, Chairman and Chief Executive Officer of American Business Financial Services, said, "The prolonged downward pressure on interest rates has had an adverse effect on our business, resulting in non-cash adjustments to our securitization assets. Despite the interest rate environment, our core business remains strong. Originations were at historical highs for the quarter, and our delinquency rate was down. This underscores our commitment to providing value to an underserved market, while maintaining strict adherence to our underwriting standards."

During the fiscal third quarter, ABFI's securitization related assets were written down by a total of $16.9 million, $1.9 million against servicing assets, and $15.0 million against interest-only strips. The pre-tax income statement impact during the quarter was a non-cash write down of $10.7 million, while the remaining $6.2 million was written down through other comprehensive income, a component of stockholders' equity. The write-down resulted primarily from the continuing impact of increased loan prepayments, as market interest rates were at historically low levels during the past quarter.

Originations for the first nine months of fiscal 2003 increased $170.7 million or 17.0% from $1,006.6 million for the first nine months of fiscal 2002 to $1,177.3 million. Revenues for the nine months ended March 31, 2003 were $220.9 million, a 25.4% increase over revenues of $176.1 million for the prior year period. Net income was $4.2 million ($1.36 per diluted share), compared to $5.6 million ($1.74 per diluted share) in the prior year period.

ABFI's Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company's common stock, payable on May 19, 2003 to all shareholders of record as of May 12, 2003.

                                          Three Months Ended        Nine Months Ended
                                                 March 31               March 31
(in millions, except EPS)                    FY03        FY02       FY03         FY02
----------------------------------------------------------------------------------------
Total Revenues                               $71.8       $65.4      $220.9       $176.1
Originations                                 $403.7      $328.8     $1,177.3     $1,006.6
Net Income                                   $0.2        $1.8       $4.2         $5.6
EPS (diluted)                                $0.06       $0.55      $1.36        $1.74
                                           03/31/03     12/31/02   9/30/02      06/30/02
                                           ---------------------------------------------
Managed Portfolio (in billions)*             $3.5        $3.3       $3.2         $3.1

Delinquencies (loans delinquent 31+ days)*   6.33%       6.62%      6.56%        5.57%
REO*                                         1.01%       1.03%      1.01%        1.11%

*See Attachment A for reconciliation of non-GAAP financial measures

Third Quarter 2003 Highlights

o Record quarterly loan originations of $403.7 million, 22.8% higher than the $328.8 million reported during the prior year period.
o Total managed portfolio (which the Company services for others, and from which the Company realizes cash flows and revenue) grew to $3.5 billion, compared to $3.3 billion at December 31, 2002, and $3.2 billion at September 30, 2002.
o Company closed a $450.0 million mortgage loan securitization, its largest ever, and its 21st consecutive quarterly securitization. In aggregate, over eight years, ABFI has securitized more than $5.7 billion in mortgage loans since 1995, making it one of the largest mortgage-backed securitizers in the country.
o Real estate owned (REO) in the managed portfolio totaled $35.2 million at March 31, 2003, or 1.01% of the total managed portfolio, compared to $34.4 million, or 1.03% at December 31, 2002, and $32.4 million, or 1.01% at September 30, 2002.
o Delinquency rate for the managed portfolio of 6.33% at March 31, 2003 (includes loans delinquent 31 days or more, and excludes REO), compared to 6.62% at December 31, 2002, and 6.56% at September 30, 2002; continued to outperform the subprime industry, which had an average 19.03% delinquency rate at December 31, 2002.

Santilli noted, "To have a delinquency rate that decreased 29 basis points from the last fiscal quarter, while the portfolio we manage grew by $142.3 million during the same time period, and while conducting business in uncertain economic times, demonstrates our belief that our collections function is ultimately crucial to our ongoing success. We are extremely proud of the way we manage the portfolio we service for others."

Other Highlights
Progress towards Positive Cash Flow from Operations
Negative cash flow from operations was $0.2 million for the quarter ended March 31, 2003, compared to negative cash flow from operations of $32.8 million last quarter, and positive cash flow from operations of $15.1 million in the prior year third quarter. For the nine months ended March 31, 2003, negative cash flow from operations was $41.5 million, an increase from negative cash flow of $21.0 million for the prior year nine-month period. "I am particularly proud of the fact that this quarter we experienced only a $200 thousand negative cash flow. As stated in the past, we anticipate negative cash flow from operations may increase this year, and due to the nature of our operations, cash flow from operations may fluctuate," Santilli noted. "However, we remain steadfast in our goal of not only reaching, but also maintaining positive cash flow from operations."

Expenses
Total Company expenses increased by $9.3 million for the third fiscal quarter of 2003 compared to the same period last year. Expenses included a $10.7 million non-cash securitization valuation adjustment for the third quarter related to the Company's securitization assets. For the same period last year, an $8.7 million valuation adjustment was recorded.

General and administrative expenses rose by $7.3 million for the third fiscal quarter of 2003, mostly due to increases of $3.6 million in the costs associated with servicing and collecting the larger portfolio managed by the Company, $2.9 million for costs associated with customer retention incentives to help mitigate loan prepayments, and $1.3 million in losses on interest rate swaps. Interest expense decreased slightly compared to the same period last year, from $17.2 million for the three months ended March 31, 2002 to $16.8 million for the current fiscal year. Consistent with the general interest rate environment, the overall rate of interest on the Company's subordinated debt, 8.91% at March 31, 2003, has declined 40 basis points from December 31, 2002, and 140 basis points from March 31, 2002.

American Business Financial Services, Inc. is a financial services company operating predominantly in the eastern and central portions of the United States. The Company originates business purpose loans and first and second mortgage loans through a combination of channels, including a national processing center located at its centralized operating office in Bala Cynwyd, Pennsylvania, a regional processing center in Roseland, New Jersey, and several retail branch offices.

For further information, contact Albert W. Mandia, Executive Vice President and Chief Financial Officer, 610-617-4939, or Keith Bratz, VP--Corporate Communications, 610-617-7475.

                                      # # #

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the real estate market and mortgage lending activities, competition, demand for American Business Financial Services, Inc. and its subsidiaries' services, availability of funding, loan payment rates, delinquency and default rates, changes in factors influencing the loan securitization market and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.

                                AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                    CONSOLIDATED STATEMENTS OF INCOME
                           (dollar amounts in thousands, except per share data)

                                                              Three Months Ended      Nine Months Ended
                                                                  March 31,              March 31,
                                                             -------------------     -------------------
                                                              2003        2002         2003       2002
                                                             -------     -------     --------   --------
                                                                (Unaudited)             (Unaudited)
REVENUES
  Gain on sale of loans                                      $54,504     $49,220     $170,394   $129,139
  Interest and fees                                            4,661       5,292       13,422     16,759
  Interest accretion on interest-only strips                  12,114       9,538       34,361     25,920
  Servicing income                                               486       1,282        2,667      4,216
  Other income                                                     1         103            7        107
                                                             -------     -------     --------   --------
     Total Revenues                                           71,766      65,435      220,851    176,141
                                                             -------     -------     --------   --------

EXPENSES
  Interest                                                    16,824      17,191       51,057     51,467
  Provision for credit losses                                  1,718       1,728        4,692      4,434
  Employee related costs                                       9,418       9,467       29,965     25,953
  Sales and marketing                                          6,963       6,498       20,136     18,937
  General and administrative                                  26,157      18,824       74,890     52,589
  Securitization assets valuation adjustments                 10,657       8,691       33,303     13,153
                                                             -------     -------     --------   --------
     Total Expenses                                           71,737      62,399      214,043    166,533
                                                             -------     -------     --------   --------

INCOME BEFORE PROVISION
     FOR INCOME TAXES                                             29       3,036        6,808      9,608

PROVISION (BENEFIT) FOR INCOME TAXES                            (192)      1,275        2,655      4,035
                                                             -------     -------     --------   --------

NET INCOME                                                   $   221     $ 1,761     $  4,153   $  5,573
                                                             =======     =======     ========   ========


EARNINGS PER COMMON SHARE
  Basic                                                      $  0.07     $  0.58     $   1.43   $   1.88
                                                             =======     =======     ========   ========
  Diluted                                                    $  0.06     $  0.55     $   1.36   $   1.74
                                                             =======     =======     ========   ========

  Average Common Shares (in thousands):
     Basic                                                     2,941       2,844        2,909      2,963
     Diluted                                                   3,103       3,034        3,043      3,202

           American Business Financial Services, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                             (dollars in thousands)

                                                                          March 31,     June 30,
                                                                            2003          2002
                                                                          --------      --------
                                                                        (Unaudited)      (Note)
Assets
Cash and cash equivalents                                                 $ 87,232      $108,599
Loan and lease receivables, net
   Available for sale                                                       52,651        52,622
   Interest and fees                                                        14,154        12,292
   Other                                                                    21,254         9,028
Interest-only strips (includes the fair value of over-
    collateralization related cash flows of $290,650
    at March 31, 2003 and $236,629 at June 30, 2002)                       609,891       512,611
Servicing rights                                                           132,925       125,288
Prepaid expenses                                                             3,584         3,640
Receivable for sold loans                                                     -            5,055
Property and equipment, net                                                 18,092        18,446
Other assets                                                                33,156        28,794
                                                                          --------      --------
Total assets                                                              $972,939      $876,375
                                                                          ========      ========

Liabilities and Stockholders' Equity
Liabilities
Subordinated debt                                                         $710,218      $655,720
Warehouse lines and other notes payable                                      6,782         8,486
Accrued interest payable                                                    45,513        43,069
Accounts payable and accrued expenses                                       21,268        13,690
Deferred income taxes                                                       38,898        35,124
Other liabilities                                                           73,033        50,908
                                                                          --------      --------
Total liabilities                                                          895,712       806,997
                                                                          --------      --------

Stockholders' Equity
Preferred stock, par value $.001, authorized, 3,000,000
   shares at March 31, 2003 and 1,000,000 shares at June 30,
   2002, issued and outstanding, none                                            -             -
Common stock, par value $.001, authorized, 9,000,000 shares
   issued: 3,653,037 shares at March 31, 2003 and
   3,645,192 shares at June 30, 2002 (including Treasury shares
   of 710,273 at March 31, 2003 and 801,823 at June 30, 2002)                    4             4
Additional paid-in capital                                                  23,985        23,985
Accumulated other comprehensive income                                      15,442        11,479
Retained earnings                                                           47,411        47,968
Treasury stock, at cost                                                     (9,015)      (13,458)
                                                                          --------      --------
                                                                            77,827        69,978
Note receivable                                                               (600)         (600)
                                                                          --------      --------
Total stockholders' equity                                                  77,227        69,378
                                                                          --------      --------
Total liabilities and stockholders' equity                                $972,939      $876,375
                                                                          ========      ========

Note: The balance sheet at June 30, 2002 has been derived from the audited financial statements at that date.

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                                LOAN ORIGINATIONS
                                 (in thousands)

                                               Three Months Ended          Nine Months Ended
                                                    March 31,                  March 31,
                                              ---------------------     ------------------------
                                                2003         2002          2003          2002
                                              --------     --------     ----------    ----------
American Business Credit                      $ 32,119     $ 37,143     $   93,170    $   99,035

Upland Mortgage / ABMS                         371,554      291,631      1,084,170       907,594
                                              --------     --------     ----------    ----------
Total Company                                 $403,673     $328,774     $1,177,340    $1,006,629
                                              ========     ========     ==========    ==========

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                            Managed Portfolio Quality

     The following table provides data concerning delinquency experience, real estate owned and loss experience for the managed loan and lease portfolio (dollars in thousands):

                                           March 31, 2003            December 31, 2002        September 30, 2002
                                    --------------------------   ------------------------  ------------------------
                                        Amount         %              Amount      %            Amount        %
                                    ------------- ------------   -------------- ---------  ------------- ----------
Delinquency by Type
-------------------
Business Purpose Loans
Total managed portfolio............. $    392,228                $      385,139            $     369,148
                                     ============                ==============            =============
Period of delinquency:
    31-60 days...................... $      5,526         1.41%  $        3,966      1.03% $       3,852       1.04%
    61-90 days......................        2,718         0.69            4,040      1.05          4,025       1.09
    Over 90 days....................       35,286         9.00           35,708      9.27         34,467       9.34
                                     ------------ ------------   -------------- ---------  ------------- ----------
    Total delinquencies............. $     43,530        11.10%  $       43,714     11.35% $      42,344      11.47%
                                     ============ ============   ============== =========  ============= ==========
REO................................. $      4,506                $        6,021            $       8,267
                                     ============                ==============            =============
Home Equity Loans
Total managed portfolio............. $  3,073,392                $    2,933,492            $   2,806,490
                                     ============                ==============            =============
Period of delinquency:
    31-60 days...................... $     47,809         1.56%  $       46,746      1.59% $      50,578       1.80%
    61-90 days......................       23,261         0.76           29,610      1.01         26,065       0.93
    Over 90 days....................      104,939         3.41          100,044      3.41         89,971       3.21
                                     ------------ ------------   -------------- ---------  ------------- ----------
    Total delinquencies............. $    176,009         5.73%  $      176,400      6.01% $     166,614       5.94%
                                     ============ ============   ============== =========  =============
REO................................. $     30,704                $       28,403            $      24,167
                                     ============                ==============            =============
Equipment Leases
Total managed portfolio............. $     12,185                $       16,907            $      22,523
                                     ============                ==============            =============

Period of delinquency:
    31-60 days...................... $        379         3.11%  $          359      2.12% $         338       1.50%
    61-90 days......................           89         0.72               46      0.27            181       0.80
    Over 90 days....................           85         0.70              358      2.12            389       1.73
                                     ------------ ------------   -------------- ---------  ------------- ----------
    Total delinquencies............. $        553         4.53%  $          763      4.51% $         908       4.03%
                                     ============ ============   ============== ========== ============= =========
Combined
--------
Total managed portfolio............. $  3,477,805                $    3,335,538            $   3,198,161
                                     ============                ==============            =============
Period of delinquency:
    31-60 days...................... $     53,714         1.55%  $       51,071      1.53% $      54,768       1.71%
    61-90 days......................       26,068         0.75           33,696      1.01         30,271       0.95
    Over 90 days....................      140,310         4.03          136,110      4.08        124,827       3.90
                                     ------------ ------------   -------------- ---------- ------------- ----------
    Total delinquencies............. $    220,092         6.33%  $      220,877      6.62% $     209,866       6.56%
                                     ============ ============   ============== =========  ============= ==========
REO................................. $     35,210         1.01%  $       34,424      1.03% $      32,434       1.01%
                                     ============ ============   ============== =========  ============= ==========

Losses experienced during the three
    month period(a)(b):
    Loans........................... $      8,405         0.99%  $        5,849      0.72% $       7,863       1.01%
                                                  ============                  =========                ==========
    Leases..........................          176         4.82%              65      1.33%           201       3.13%
                                     ------------ ============   -------------- =========  ------------- ==========
    Total managed portfolio......... $      8,581         1.01%  $        5,914      0.72% $       8,064       1.03%
                                     ============ ============   ============== =========  ============= ==========

(a) Percentage based on annualized losses and average managed portfolio.
(b) Losses recorded on our books were $6.1 million ($3.1 million from charge-offs through the provision for loan losses and $3.0 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $2.5 million for the three months ended March 31, 2003. Losses recorded on our books were $2.4 million ($0.9 million from charge-offs through the provision for loan losses and $1.5 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $3.5 million for the three months ended December 31, 2002. Losses recorded on our books were $4.2 million ($1.9 million from charge-offs through the provision for loan losses and $2.3 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $3.9 million for the three months ended September 30, 2002. Losses recorded on our books include losses for loans we hold as available for sale or real estate owned and loans repurchased from securitization trusts.

Note: See Attachment A for reconciliation of non-GAAP financial measures

                                                                    Attachment A

                    American Business Financial Services, Inc
                  Reconciliation of Non-GAAP Financial Measures

The earnings release contains non-GAAP financial measures. For purposes of the Securities and Exchange Commission Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flow that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that were included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principals in the United States of America. Pursuant to the requirements of Regulation G, we have provided in this addendum a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Reconciliation of managed portfolio measures (Dollars in thousands):


========================================================================
March 31, 2003:
                                                        Delinquencies
------------------------------------------------------------------------
                                                    Amount           %
                                                   ---------------------
On-balance sheet loan and
 lease receivables                     $   51,347  $  5,992        11.67%
Securitized loan and lease
 receivables                            3,426,458   214,100         6.25%
                                       ----------  --------        -----
Managed portfolio                      $3,477,805  $220,092         6.33%

On-balance sheet REO                   $    6,348
Securitized REO                            28,862
                                       ----------
Managed REO                            $   35,210
========================================================================

========================================================================
December 31, 2002:
                                                        Delinquencies
------------------------------------------------------------------------
                                                    Amount           %
                                                   ---------------------
On-balance sheet loan and
 lease receivables                     $   58,582  $  9,494        16.21%
Securitized loan and lease
 receivables                            3,276,956   211,383         6.45%
                                       ----------  --------        -----
Managed portfolio                      $3,335,538  $220,877         6.62%

On-balance sheet REO                   $    7,215
Securitized REO                            27,209
                                       ----------
Managed REO                            $   34,424
========================================================================

========================================================================
September 30, 2002:
                                                       Delinquencies
------------------------------------------------------------------------
                                                    Amount           %
                                                   --------        -----
On-balance sheet loan and
 lease receivables                     $   57,884  $  6,658        11.50%
Securitized loan and lease
 receivables                            3,140,277   203,208         6.47%
                                       ----------  --------        -----
Managed portfolio                      $3,198,161  $209,866         6.56%

On-balance sheet REO                   $    4,508
Securitized REO                            27,926
                                       ----------
Managed REO                            $   32,434
========================================================================



========================================================================
June 30, 2002:
                                                       Delinquencies
------------------------------------------------------------------------
                                                    Amount           %
                                                   --------        -----
On-balance sheet loan and
 lease receivables                     $   56,625  $  5,918        10.45%
Securitized loan and lease
 receivables                            3,009,564   164,855         5.48%
                                       ----------  --------        -----
Managed portfolio                      $3,066,189  $170,773         5.57%

On-balance sheet REO                   $    3,784
Securitized REO                            30,261
                                       ----------
Managed REO                            $   34,045
========================================================================